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                                                                     Exhibit 5.2

                 [Letterhead of Richards, Layton & Finger, P.A.]

                                 March 28, 2003

MBNA America Bank, National Association
400 Christiana Road
Newark, Delaware  19713

             Re:      MBNA Credit Card Master Note Trust
                      ----------------------------------

Ladies and Gentlemen:

             We have acted as special Delaware counsel for MBNA America Bank, National Association, a national banking association (the "Bank"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Bank with the Securities and Exchange Commission on March 28, 2003 under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of notes (collectively, the "Notes"), representing obligations of the MBNA Credit Card Master Note Trust (the "Trust"), to be issued pursuant to the Indenture (as hereinafter defined). At your request, this opinion is being furnished to you.

             We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

             (a) The Certificate of Trust of the Trust, effective on May 4, 2001, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 4, 2001;

             (b) The MBNA Credit Card Master Note Trust Trust Agreement, dated as of May 4, 2001, between the Bank, as beneficiary, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner Trustee");

             (c) The MBNA Credit Card Master Note Trust Amended and Restated Trust Agreement, dated as of May 24, 2001, as amended by the First Amendment to the

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MBNA America Bank, National Association
March 28, 2003
Page 2

MBNA Credit Card Master Note Trust Amended and Restated Trust Agreement, dated as of July 12, 2001, and the Second Amendment to the MBNA Credit Card Master Note Trust Amended and Restated Trust Agreement, dated as of August 1, 2002, each between the Bank, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust;

             (d) The Indenture, dated as of May 24, 2001, as amended by the First Amendment to the MBNA Credit Card Master Note Trust Indenture, dated as of August 1, 2002 (as so amended, the "Master Indenture"), each between the Trust, as issuer, and The Bank of New York, a New York banking corporation, as indenture trustee (the "Indenture Trustee"), as supplemented by the MBNAseries Indenture Supplement, dated as of May 24, 2001, as amended by the First Amendment to the MBNA Credit Card Master Note Trust Indenture, dated as of August 1, 2002 (as so amended, the "Indenture Supplement"), each between the Trust, as issuer, and the Indenture Trustee (the Master Indenture, as supplemented by the Indenture Supplement, is hereinafter referred to as the "Indenture");

             (e) The Registration Statement, including a related prospectus (the "Prospectus") and related prospectus supplements;

             (f) A certificate of the Trust, dated March 28, 2003, as to certain matters; and

             (g) A Certificate of Good Standing for the Trust, dated March 28, 2003, obtained from the Secretary of State.

             We have obtained or have been furnished with, and have relied upon with respect to factual matters, such certificates, advices and assurances from public officials and others as we have deemed necessary or appropriate for purposes of this opinion. In rendering this opinion, we have relied upon an opinion, dated March 28, 2003, of John W. Scheflen, Esquire, a copy of which is attached hereto as Exhibit "A."

             With respect to all documents examined by us, we have assumed that
(i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

             For purposes of this opinion, we have assumed (i) except with respect to the Bank and the Trust, the due creation, due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (ii) except with respect to the Trust, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) except with respect to the Trust, the due authorization, execution and


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MBNA America Bank, National Association
March 28, 2003
Page 3

delivery by all parties thereto of all documents examined by us, (iv) that the Bank will have taken all necessary corporate action, and the Trust will have taken all necessary trust action, to cause the issuance and sale of the Notes,
(v) that the issuance and sale of the Notes will not be contrary to any applicable law, rule, regulation or order, and (vi) in connection with the documents of which we have reviewed a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

             This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

             Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when the Notes of each Series have been duly executed, authenticated and delivered in accordance with the Indenture, paid for, and sold in the manner described in the Registration Statement, any amendment thereto and the Prospectus and prospectus supplements relating thereto, the Notes will be legally issued, fully paid, nonassessable and binding obligations of the Trust, and the holders of the Notes of such Series will be entitled to the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

              We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Bank of the Registration Statement under the Act. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                              /s/ Richard, Layton & Finger, P.A.

WAY/EAS


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            [Letterhead of MBNA America Bank, National Association]

                                                              March 28, 2003


Richards, Layton & Finger, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899

Re:      MBNA Credit Card Master Note Trust (Issuer of the Notes)
         MBNA Master Credit Card Trust II (Issuer of the Collateral Certificate) MBNA America Bank, National Association (Originator of the Issuers) Registration Statement on Form S-3

Gentlemen:

     I am familiar with the registration statement on Form S-3 to be filed on or about March 28, 2003 (the "Registration Statement") by MBNA America Bank, National Association, a national banking association (the "Bank"), on behalf of MBNA Credit Card Master Note Trust (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance from time to time by the Trust of series, classes or tranches of its Notes secured by assets of the Trust (including the "Collateral Certificate" issued by MBNA Master Credit Card Trust II). All Notes to be issued by the Trust in offerings pursuant to the Registration Statement are collectively referred to herein as the "Notes."

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the forgoing, I am of the opinion that:

     1. The Bank is a national banking association formed under the laws of the United States of America and is authorized thereunder to transact the business of banking;

     2. The Bank has corporate power to cause the MBNA Master Credit Card Trust II (the "Master Trust") to issue and sell the Collateral Certificate, to pledge the Trust's assets, including the Collateral Certificate, as security for the Notes and, upon approval by the Finance and Loan Committee of the Bank, to cause the Trust to issue and sell the Notes; and

     3. The execution and delivery by the Bank of the Collateral Certificate, and the issuance and sale by the Master Trust of the Collateral Certificate, have been duly authorized by all necessary corporate action on the part of the Bank.


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Richards, Layton & Finger
March 28, 2003
Page 2




     I am admitted to the Bar of the State of Maryland, and express no opinion as to the law of any jurisdiction other than the laws of the United States of America.

     You may rely on this opinion in connection with an opinion to be submitted by you to the Bank and filed by the Bank with the Securities and Exchange Commission as an exhibit to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus relating to the Notes. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                          Very truly yours,


                                                      /s/ John W. Scheflen, Esq.